Exhibit 99.1

Selected Financial Information

On March 5, 2021, Aviat Networks, Inc. (the “Company” or “Aviat”) announced a two-for-one stock split in the form of a stock dividend. Each Aviat stockholder of record at the close of business on April 1, 2021, received one additional share of the Company’s common stock, par value $0.01 per share (the “Common Stock”) after close of trading on April 7, 2021.

The following net income (loss) per share, basic and diluted, has been derived from the audited financial statements of the Company contained in its Annual Report on Form 10-K for the fiscal year ended July  3, 2020, and its unaudited interim financial statements of the Company contained in its Quarterly Reports on Form 10-Q for the fiscal quarters ended January  1, 2021 and October 2, 2020, except that the net income (loss) per share, basic and diluted have been revised to reflect the two-for-one stock split in the form of a stock dividend of our issued and outstanding shares of Common Stock effective on April 7, 2021, as shown below.

The historical financial information set forth below may not be indicative of our future performance and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and notes to those statements included in our  Annual Report on Form 10-K for the fiscal year ended July 3, 2020, our Quarterly Reports on Form 10-Q for the quarters ended January  1, 2021 and October 2, 2020, and any future filings or other reports that we may file with the SEC.

AS REPORTED (QUARTERLY FINANCIAL DATA UNAUDITED)

	Years Ended
(in thousands, except per share amounts)	July 3, 2020	June 28, 2019	June 29, 2018
Net Income	$257	$9,738	$1,845
Net income per share
Basic	$0.05	$1.81	$0.35
Diluted	$0.05	$1.73	$0.33
Shares
Basic	5,391	5,377	5,336
Diluted	5,468	5,618	5,647

	Three Months Ended
	October 2, 2020	September 27, 2019
Net Income	$5,936	$54
Net income per share
Basic	$1.10	$0.01
Diluted	$1.07	$0.01
Shares
Basic	5,411	5,347
Diluted	5,546	5,530

	Three Months Ended
	January 1, 2021	December 27, 2019
Net Income (loss)	$6,641	$(1,671)
Net income (loss) per share
Basic	$1.21	$(0.31)
Diluted	$1.16	$(0.31)
Shares
Basic	5,504	5,427
Diluted	5,710	5,427

	Six Months Ended
	January 1, 2021	December 27, 2019
Net Income (loss)	$12,577	$(1,617)
Net income (loss) per share
Basic	$2.30	$(0.30)
Diluted	$2.23	$(0.30)
Shares
Basic	5,457	5,387
Diluted	5,639	5,387

AS ADJUSTED FOR TWO-FOR-ONE STOCK SPLIT IN THE FORM OF A STOCK DIVIDEND (UNAUDITED)

	Years Ended
(in thousands, except per share amounts)	July 3, 2020	June 28, 2019	June 29, 2018
Net Income	$257	$9,738	$1,845
Net income per share
Basic	$0.02	$0.91	$0.17
Diluted	$0.02	$0.87	$0.16
Shares
Basic	10,782	10,754	10,672
Diluted	10,936	11,236	11,294

	Three Months Ended
	October 2, 2020	September 27, 2019
Net Income	$5,936	$54
Net income per share
Basic	$0.55	$0.01
Diluted	$0.54	$0.00
Shares
Basic	10,822	10,694
Diluted	11,092	11,060

	Three Months Ended
	January 1, 2021	December 27, 2019
Net Income (loss)	$6,641	$(1,671)
Net income (loss) per share
Basic	$0.60	$(0.15)
Diluted	$0.58	$(0.15)
Shares
Basic	11,008	10,854
Diluted	11,420	10,854

	Six Months Ended
	January 1, 2021	December 27, 2019
Net Income (loss)	$12,577	$(1,617)
Net income (loss) per share
Basic	$1.15	$(0.15)
Diluted	$1.12	$(0.15)
Shares
Basic	10,914	10,774
Diluted	11,278	10,774